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
                                             AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                                         ATTORNEYS AT LAW
                                            A REGISTERED LIMITED LIABILITY PARTNERSHIP
                                                INCLUDING PROFESSIONAL CORPORATIONS
 WASHINGTON, D.C.                                 1900 PENNZOIL PLACE-SOUTH TOWER                BRUSSELS, BELGIUM
  DALLAS, TEXAS                                        711 LOUISIANA STREET                        MOSCOW, RUSSIA
SAN ANTONIO, TEXAS                                     HOUSTON, TEXAS 77002
NEW YORK, NEW YORK                                        (713) 220-5800
                                                        FAX (713) 236-0822
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                                 July 26, 1995

DI Industries, Inc.
450 Gears Rd.
Suite 625
Houston, TX 77067

RE: DI Industries, Inc.

Ladies and Gentlemen:


        We have acted as counsel to DI Industries, Inc., a Texas corporation (the "Company"), in connection with the preparation, execution and delivery of the registration statement under the Securities Act of 1933, as amended (the "Act"), and registration thereunder of an aggregate of 4,338,710 shares of the Company's common stock, par value .10 (the "Shares").


        In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.


        In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company and upon representations and warranties of the Company.


        The opinions herein are limited to the laws of the State of Texas as currently in effect, and we express no opinion as to the effect on matters covered by this opinion of the laws of any

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DI Industries, Inc.
July 26, 1995
Page 2

other jurisdiction.

        Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

        1. The Company is validly existing as a corporation under the Texas Business Corporation Act.

        2. The Shares are duly authorized, legally issued, fully paid and non-assessable.

        We are rendering this Opinion as of the time the Registration Statement becomes effective. We hereby consent to the use of our name in the Registration Statement and to the filing of this Opinion as Exhibit 5.1 to the Registration Statement. This consent does not constitute an admission that we are "experts" within the meaning of such term as used in the Act.

                                   Very truly yours,

                                   /s/ AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                                   ---------------------------------------------
                                       AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.